Exhibit 99.1

Dorman Products, Inc. Completes Acquisition of Dayton Parts and Provides Updated 2021 Guidance

AUGUST 10, 2021

COLMAR, PENNSYLVANIA – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ:DORM), a leading supplier in the automotive aftermarket industry, today announced that it completed the acquisition of Dayton Parts (“Dayton”) for a total cash consideration of approximately $338 million, subject to customary purchase price adjustments. The transaction was financed with $100 million from cash on hand, with the balance financed from borrowings under the Company’s new revolving credit facility.

Simultaneous with the closing of the transaction, Dorman entered into a new $600 million 5-year revolving credit facility, which replaces its existing $100 million revolving credit facility. The strong cash flow generation of the combined companies, together with the new revolving credit facility, are expected to provide Dorman with greater flexibility to execute on its strategic priorities.

As a result of closing this transaction, Dorman is updating its 2021 guidance to reflect the addition of Dorman’s expectations for Dayton for the remainder of 2021 to Dorman’s previously issued guidance. The updated guidance does not include the impact from potential future acquisitions or related financings or potential impacts from any possible further government-mandated shutdowns, as well as any potential impact from supply chain disruptions caused by the ongoing COVID-19 pandemic.

2021 Guidance:

	Updated Guidance	Previous Guidance
Net Sales	$1,263 - $1,300 million	$1,191 - $1,224 million
Growth vs 2020	16% - 19%	9% - 12%
Adjusted Diluted EPS*	$4.56 - $4.80	$4.40 - $4.60

An investor presentation that was previously issued in connection with the announcement of the acquisition containing additional information regarding the transaction remains accessible on Dorman’s website at DormanProducts.com under “Investor Relations.”

About Dorman Products

Dorman gives repair professionals and vehicle owners greater freedom to fix cars and trucks by focusing on solutions first. For over 100 years, we have been one of the automotive aftermarket industry’s pioneering problem solvers, releasing tens of thousands of replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a global organization offering an always-evolving catalog of parts, covering both light-duty and heavy-duty vehicles, from chassis to body, from underhood to undercar, and from hardware to complex electronics. See our full offering and learn more at DormanProducts.com.

About Dayton Parts

Dayton employs highly skilled and industry expert men and women in all facets of manufacturing, sales and distribution. Its operations are located throughout the United States and Canada. Dayton’s manufacturing plants feature state-of-the-art, spring manufacturing equipment and can produce a vast number of leaf spring designs, including advanced technology high-stress, hard bend and advanced parabolic options such as trailing arms and Z-beams. Dayton is known in the aftermarket for its high-quality brake, spring, steering, suspension and other related product lines.

*Non-GAAP Measures

In connection with providing the Company’s updated guidance for the fiscal year ending December 25, 2021, the Company is disclosing a range for its expected diluted adjusted earnings per share, which is a financial measure not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our past and future operating performance, financial position or cash flows. Additionally, our non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have provided this non-GAAP financial measure because we believe its presentation provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses this and other non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the net sales, adjusted diluted earnings per share, indebtedness, liquidity, and the Company’s outlook. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should,” “will” and “likely” and similar expressions identify forward-looking statements. However, the absence of these words does not mean the statements are not forward-looking. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors (many of which are outside of our control) which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: (i) the age, condition and number of vehicles that need servicing; (ii) competition in the automotive aftermarket industry; (iii) the loss or decrease in sales among one of our top customers; (iv) price competition; (v) limited customer shelf space; (vi) customer consolidation; (vii) widespread public health epidemics, including COVID-19; (viii) failure to maintain sufficient inventory or anticipate changes in customer demand; (ix) excess overstock inventory-related returns; (x) the inability to purchase raw materials, components and other items from our suppliers; (xi) the availability and cost of third-party transportation providers; (xii) reliance on new product development; (xiii) changes in, or restrictions on access to, automotive technology; (xiv) quality problems with our products; (xv) inability to protect our intellectual property; (xvi) claims of intellectual property infringement; (xvii) failure to maintain the value of our brands; (xviii) cyber-attacks; (xix) foreign currency fluctuations and dependence on foreign suppliers; (xx) exposure to risks related to accounts receivable; (xxi) changes in U.S. trade policy, including the imposition of tariffs; (xxii) the level of our indebtedness; (xxiii) risks related to accounts receivable sales agreements; (xxiv) the phaseout of LIBOR or the impact of the imposition of a new reference rate; (xxv) our executive chairman and his family owning a significant portion of the Company; (xxvi)

unfavorable economic conditions; (xxvii) quarterly fluctuations and disruptions from events beyond our control; (xxviii) unfavorable results of legal proceedings; (xxix) volatility in the market price of our common stock and potential securities class action litigation; (xxx) losing the services of our executive officers or other highly qualified and experienced Contributors; (xxxi) the inability to (a) identify suitable acquisition candidates or complete acquisitions, (b) integrate acquisitions, including the Dayton acquisition, successfully, without disruption of relationships with customers, employees, suppliers or dealers, or (c) achieve anticipated synergies in connection with such acquisitions; (xxxii) changes in tax laws; (xxxiii) global climate change and related regulations; (xxxiv) violations of anti-bribery laws; and (xxxv) import and export control and economic sanctions laws and regulations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. For additional information concerning factors that could cause actual results to differ materially from the information contained in this press release, reference is made to the information in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, as amended, and the Company’s other filings with the U.S. Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Hession, SVP and Chief Financial Officer

dhession@dormanproducts.com

(215) 997-1800